UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSEOF	N/A*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* On March 23, 2026, the NYSE filed a Form 25 relating to the delisting from the NYSE of our ordinary shares. The delisting became effective on March 30, 2026. The ordinary shares will continue to trade over the counter under the symbol “TSEOF.”

EXPLANATORY NOTE

This Current Report is being filed to report an extension of the expiration date of the waiver agreement (the “Existing Waiver”) previously disclosed under Item 1.01 of, and filed as an exhibit to, the Current Report on Form 8-K filed by Trinseo PLC (the “Company”) with the U.S. Securities and Exchange Commission on March 20, 2026 (the “Prior 8-K”). As permitted by the terms of the Existing Waiver, the Company received confirmations from the counterparties extending the expiration date of the Existing Waiver as described below. No new waiver agreement was entered into in connection with such extension.

ITEM 1.01	Entry into a Material Definitive Agreement.

Securitization Waiver.

As permitted by the waiver under the Credit and Security Agreement dated as of July 18, 2024 governing the Company’s accounts receivable securitization facility, the counterparties confirmed the extension of such waiver’s expiration date until May 27, 2026.

The foregoing description of the Existing Waiver is qualified in its entirety by reference to the full text of the Existing Waiver, a copy of which was filed as exhibit 10.5 to the Prior 8-K and is incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure.

The information set forth in the Explanatory Note and under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01. The information under this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Cautionary Note on Forward Looking Statements

This Current Report may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding its business, the economy, its current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, outcome of discussions with our financial stakeholders regarding our capital structure; our ability to obtain necessary waivers, consents or amendments from our lenders; our ability to consummate the restructuring transactions contemplated by our previously announced Restructuring Support Agreement, obtain Bankruptcy Court approval of the contemplated Chapter 11 plan of reorganization (the “Plan”) and related financing arrangements and transactions, satisfy or waive conditions to the effective date of the Plan, including required regulatory approvals and Irish law implementation steps, and operate our business during the contemplated Chapter 11 process; our ability to successfully execute our overall business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; compliance with laws and regulations impacting our business; conditions in the global economy and capital markets; our current and future levels of indebtedness and ability to service our debt; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations; our ability to successfully implement and complete proposed restructuring initiatives and to successfully generate cost savings through such initiatives; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A — “Risk Factors” and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, the Company’s actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

ITEM 9.01	Exhibits.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: May 15, 2026